As filed with the Securities and Exchange Commission on October 4, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASPECT COMMUNICATIONS CORPORATION

(Exact name of Registrant as specified in its charter)

California (State of other jurisdiction of incorporation or organization)	94-2974062 (I.R.S. Employer Identification Number)

1320 Ridder Park Drive
San Jose, California 95131-2312
(408) 325-2200
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

1998 Directors’ Stock Option Plan
Retainer Compensation Plan for Board of Directors
1999 Equity Incentive Plan
(Full title of the plans)

Gary E. Barnett
President and Chief Executive Officer
Aspect Communications Corporation
1320 Ridder Park Drive
San Jose, California 95131-2312
(408) 325-2200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jon E. Gavenman
Heller Ehrman White & McAuliffe LLP
2775 Sand Hill Road
Menlo Park, California 94025
(650) 854-4488

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities to be	Amount to be	Offering Price	Aggregate Offering	Amount of
Registered	Registered (1)	Per Share (2)	Price (2)	Registration Fee
1998 Directors’ Stock Option Plan Common Stock, $.01 par value	600,000	$9.335	$5,601,000	$709.65
Retainer Compensation Plan for Board of Directors Common Stock, $.01 par value	60,000	$9.335	$560,100	$70.96
1999 Equity Incentive Plan Common Stock, $.01 par value	2,500,000	$9.335	$23,337,500	$2,956.86

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and the low prices of the Common Stock as reported in The Nasdaq National Market on September 27, 2004.

PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.3B
EXHIBIT 10.3C
EXHIBIT 10.5
EXHIBIT 5.1
EXHIBIT 23.2A
EXHIBIT 23.2B

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference:

     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) April 27, 2004;

     (b) The Registrant’s Forms 10-Q for the quarters ended March 31, 2004 (filed May 10, 2004) and June 30, 2004 (filed August 4, 2004);

     (c) The Registrant’s Current Reports on Form 8-K, dated August 30, 2004 (filed August 30, 2004), July 15, 2004 (filed July 15, 2004), May 4, 2004 (filed May 5, 2004), April 20, 2004 (filed April 21, 2004), April 15, 2004 (filed April 15, 2004), January 30, 2004 (filed February 2, 2004) and January 22, 2004 (filed January 22, 2004).

     (d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on March 22, 1990, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”). Article IV of the Registrant’s Articles of Incorporation and Article VI of the Registrant’s Bylaws provides for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the California Corporations Code. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law. In addition, the Registrant carries director and officer liability insurance.

Item 7. Exemption from Registration Claimed.

     Not applicable.

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Item 8. Exhibits.

Exhibit
Number
4.1	Amended and Restated Articles of Incorporation of the Registrant (1)

4.2	Bylaws of the Registrant, as amended to date (2)

10.3b	1998 Directors’ Stock Option Plan

10.3c	Retainer Compensation Plan for Board of Directors

10.5	1999 Equity Incentive Plan

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1 hereto)

23.2a	Consent of Independent Auditors (KPMG LLP)

23.2b	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)

24.1	Power of Attorney (see page 4)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.

(2)	Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Aspect Communications Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on September 28, 2004.

ASPECT COMMUNICATIONS CORPORATION

By	/s/ Gary E. Barnett

Gary E. Barnett, President and Chief Executive Officer

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POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary E. Barnett and Gary A. Wetsel, or either of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary E. Barnett	President, Chief Executive Officer and Director (Principal Executive	September 28, 2004
Officer)
(Gary E. Barnett)

/s/ Gary A. Wetsel	Executive Vice President, Finance, Chief Financial Officer and Chief	September 28, 2004
Administrative Officer (Principal Financial and Accounting Officer)
(Gary A. Wetsel)

/s/ Barry M. Ariko	Director	September 26, 2004

(Barry M. Ariko)

/s/ Norman A. Fogelsong	Director	September 24, 2004

(Norman A. Fogelsong)

/s/ A. Barry Rand	Director and Interim Chairman of the Board	September 26, 2004

(A. Barry Rand)

/s/ Robert F. Smith	Director	September 23, 2004

(Robert F. Smith)

/s/ Thomas Weatherford	Director	September 20, 2004

(Thomas Weatherford)

/s/ David B. Wright	Director	September 21, 2004

(David B. Wright)

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INDEX TO EXHIBITS

Exhibit
Number
4.1	Amended and Restated Articles of Incorporation of the Registrant (1)

4.2	Bylaws of the Registrant, as amended to date (2)

10.3b	1998 Directors’ Stock Option Plan

10.3c	Retainer Compensation Plan for Board of Directors

10.5	1999 Equity Incentive Plan

5.1	Opinion of Heller Ehrman White & McAuliffe LLP

23.1	Consent of Heller Ehrman White & McAuliffe LLP (included in Exhibit 5.1 hereto)

23.2a	Consent of Independent Auditors (KPMG LLP)

23.2b	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP)

24.1	Power of Attorney (see page 4)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-8 (333-38041) filed with the Commission on October 16, 1997.

(2)	Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000.